 OPINION [AND] CONSENT OF COUNSEL TRUJILLO AND ASSOCIATES CARLOS M. CHAVEZ ATTORNEYS AT LAW Of Counsel THE EXECUTIVE BUILDING barrister@justice.com 455 EAST 400 SOUTH, SUITE 40 TEL: (801) 596-2267 SALT LAKE CITY, UTAH 84101-3017 FAX: (801) 596-2270 October 24, 2001 Board of Directors THE GOLD CHAIN MINING COMPANY 475 Howe Street, Suite 711 Vancouver, British Columbia Canada VCE 2B3 RE: Post-Effective Amendment To Registration Statement on Form S-8 Ladies and Gentlemen: I have acted as counsel to The Gold Chain Mining Company, a Utah corporation (the 'Company'), in connection with the preparation and filing of a Registration Statement on Form S-8 (the 'Registration Statement') to be filed with the Securities and Exchange Commission on or about August 24, 2001, pertaining to the additional registration of securities consisting of 2,500,000 shares of the Company's common stock, $0.01 par value (the 'Shares') being registered in connection with the Company's 1995 Employee Stock Award and Option Plan, as amended (the 'Plan'). I have reviewed the Articles of Incorporation and Bylaws of the Company, the meeting minutes and resolutions of the Board of Directors and shareholders of the Company, the Form S-8 Registration Statement, the Plan, relevant prospectuses and other such documents as appropriate. As to factual matters, I have relied upon the certification supplied to me by an officer of the Company with respect to certain factual matters relevant to this opinion letter. In rendering the opinion expressed herein, I have assumed, upon reasonable investigation, the validity of all documents and the accuracy of all information supplied to me by the Company. I am a member, in active status, only of the Bar of the State of Utah, and I am not an expert in and, therefore, express no opinion regarding, the laws of any jurisdiction other than Utah and with respect to the federal securities laws. You have advised that: 1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended. 2. Under the Plan, the Company will issue S-8 shares only to eligible recipients who are directors, officers, employees and certain family members, or to bona fide consultants and advisors who provide services compensable under the S-8 regulations and rules, in conformance with the Registration Statement and relevant prospectus. 3. Scott Jackson, Harold Schneider, and Syd Cooke have acted and will continue to act as bona fide consultants to the Company. 4. None of the contracted services will be in relation to, nor will any S-8 stock be issued as compensation for, any activity that directly or indirectly does any of the following: promotes or maintains a market or sustains a price for the Company's securities; pertains to any offer or sale of securities in transactions that are capital-raising or promotional in nature; provides investor relations or shareholder communications services; arranges mergers and acquisitions resulting in a private company becoming public; or, as an attorney, preparing Exchange Act filings, or serving as counsel to Gold Chain or any underwriter or broker-dealer. 5. The Company has agreed to issue its common stock to the named consultants in exchange for providing services focused on business and technological development, corporate image improvement, bank credit arrangements, and other general strategic advice. 6. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of the Company. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend. I have read the documents as have been made available to me. For purposes of this opinion, I have assumed the authenticity of such documents. Based upon the foregoing, I am of the opinion that when the Post-Effective Amendment to the Registration Statement becomes effective, all such Shares being registered pursuant to the Registration Statement, and all such registered Shares as they are and become issued and paid for, in accordance with the Plan, will have been duly authorized and will be legally issued, fully paid and non-assessable. Further, with respect to the issuance of the shares to the named consultants, I am Of the opinion that each is an eligible participant in the Plan and may be issued shares of the Company's Common Stock registered in the Company's Registration Statement on Form S-8 without restriction on transfer or restrictive legend. This opinion affirms that the Company has attached a Re-Offer Prospectus as an Exhibit to the Post-Effective Amendment filing. I am of the opinion that the Re-Offer Prospectus is current as of August 23, 2001, and that the individuals named as Selling Shareholders are eligible participants for transacting re-offers or re-sales of the subject securities, once they are properly and legally issued pursuant to the Plan as described in the Registration Statement, as amended. This opinion does not cover any matters related to any future re-offers or re-sales of the Shares by any Plan participants. I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. I also consent to the reference to our firm under the heading in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-8 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities issuable under the Plan. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Nevada or the federal law of the United States be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement. Very truly yours, /S/ Carlos M. Chavez --------------------- CARLOS M. CHAVEZ, ESQ. Of Counsel